Exhibit 10.36

Bazaarvoice, Inc.

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

February 9, 2012

General Atlantic Partners 90, L.P.

GAP Coinvestments III, LLC

GAP Coinvestments IV, LLC

GAP Coinvestments CDA, L.P.

GAPCO GmbH & Co. KG

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, Connecticut 06830

Re:    Side Letter to Stock Transfer Agreement

Ladies and Gentlemen:

Reference is made to the Stock Transfer Agreement, dated as of the date hereof (the “Stock Transfer Agreement”), by and among Bazaarvoice, Inc., a Delaware corporation (the “Company”), each of the undersigned affiliates of General Atlantic LLC party thereto (the “General Atlantic Stockholders”) and the sellers party thereto. Capitalized terms used but not otherwise defined in this letter agreement and Exhibit A hereto (this “Letter Agreement”) shall have the meanings ascribed to such terms in the Stock Transfer Agreement.

As an inducement to the Company and each of the General Atlantic Stockholders entering into the Stock Transfer Agreement, the parties hereby agree as follows:

A. Board of Directors

1. Not later than 90 days after the request of the General Atlantic Stockholders (which request will be invalid if made prior to the 46th day following the Closing and may not be made later than December 31, 2012), the Company shall cause to be appointed or elected as a Class II member of the Board of Directors of the Company one individual designated by the General Atlantic Stockholders, which individual shall satisfy the general requirements for directors under applicable NASDAQ rules and be reasonably acceptable to the Company; provided that any Managing Director or Principal of General Atlantic LLC shall be deemed reasonably acceptable to the Company unless the Board of Directors of the Company determines that it would be inconsistent with its fiduciary duties (the “General Atlantic Designee”). The General Atlantic Designee shall serve until the first annual or special meeting of stockholders of the Company held for the purpose of electing Class II directors (the “Next Stockholders Meeting”).

2. In the event that the General Atlantic Designee shall cease to serve as a director for any reason prior to the Next Stockholders Meeting, the Company shall use its reasonable best efforts to cause the vacancy resulting thereby to be filled by another designee of the General Atlantic Stockholders, which designee shall be subject to the requirements set forth in Section A.1. above.

B. Lock-Up. From and after the Closing until the date that is 18 months after the Closing, the General Atlantic Stockholders hereby covenant and agree with the Company to comply with, and be bound by, the “lock-up” restrictions set forth on Exhibit A.

C. Indemnification. The General Atlantic Designee shall be entitled to enter into with the Company the standard form of indemnification agreement previously approved by the Board of Directors of the Company, and shall be entitled to indemnification rights and be subject to director and officer insurance protection no less favorable than other non-employee directors of the Company and in any event no less favorable than as in effect on the date hereof.

D. Standstill. Reference is made to the letter agreement, dated December 12, 2011, by and between the Company and General Atlantic Service Company, LLC (the “Standstill Agreement”). The Company hereby irrevocably and unconditionally waives the provisions set forth in clause (a)(i) of paragraph 1 of the Standstill Agreement and, solely to the extent related thereto, the provisions set forth in clauses (b), (c), (d) and (e) of paragraph 1 of the Standstill Agreement.

E. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT, ANY OTHER AGREEMENT ENTERED INTO BY THE PARTIES ON THE DATE HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

F. Miscellaneous. Each party agrees to execute any further instruments or perform any acts which are or may become reasonably necessary to carry out the intent of this Letter Agreement. In the event that any provision of this Letter Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. This Letter Agreement: (i) shall terminate automatically and without further action by any party hereto upon termination of the Stock Transfer Agreement pursuant to Section 5.01 thereof; (ii) may be executed in one or more counterparts and all such counterparts so executed shall constitute an original agreement binding on all the parties, but together shall constitute but one instrument; (iii) is being executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto and the parties acknowledge that they have read this entire Letter Agreement and that they are fully aware of the legal and binding effect of this Letter Agreement; (iv) may be amended or waived only through a written agreement between the parties hereto; and (v) shall be governed by, and construed in accordance with, the laws of the State of New York, as they apply to contracts entered into and to be wholly performed within the State of New York by residents of such state.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BAZAARVOICE, INC.

By:	/s/ Brett A. Hurt
Name: Brett A. Hurt Title: Chief Executive Officer and President

ACKNOWLEDGED AND AGREED BY:

GENERAL ATLANTIC PARTNERS 90, L.P.

By:	General Atlantic GenPar, L.P., its general partner

By:	General Atlantic LLC, its general partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy Title: Managing Director

GAP COINVESTMENTS III, LLC

By: General Atlantic LLC, its managing member

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy Title: Managing Director

GAP COINVESTMENTS IV, LLC

By: General Atlantic LLC, its managing member

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy Title: Managing Director

[Letter Agreement]

GAP COINVESTMENTS CDA, L.P.

By: General Atlantic LLC, its general partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy Title: Managing Director

GAPCO GMBH & CO. KG

By: GAPCO Management GmbH, its general partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy Title: Procuration Officer

[Letter Agreement]

EXHIBIT A

Lock-Up

Each General Atlantic Stockholder hereby agrees that, without the prior written consent of the Company, it will not, during the period commencing on the date of the Closing and ending on the date that is 18 months after the Closing, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned now or hereafter (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by it or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing restrictions shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering; (b) transactions relating to shares of Common Stock or other securities sold to the Underwriters pursuant to the Underwriting Agreement; (c) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or charitable contribution; (d) transfers of shares of Common Stock or any security convertible into Common Stock by will or intestate succession or to any trust or partnership for the direct or indirect benefit of the undersigned or immediate family of the undersigned; (e) transfers or distributions of shares of Common Stock or any security convertible into Common Stock to beneficiaries or affiliates of any of the General Atlantic Stockholders, including partners, members or stockholders of any of the General Atlantic Stockholders; provided that in the case of any transfer or distribution pursuant to clause (c), (d) or (e), (i) each donee, distributee or transferee shall sign and deliver a lock up letter substantially in the form of this Exhibit A and (ii) any such transfer or distribution shall not involve a disposition for value; (f) the disposition of shares of Common Stock to the Company in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes due or transfers to the Company in connection with the exercise of options or warrants; (g) transfers to the Company of shares of Common Stock, restricted stock units, or any security convertible into or exercisable or exchangeable for Common Stock in connection with (A) termination of employment or other termination of a service provider and pursuant to agreements wherein the Company has the option to repurchase such shares, or (B) agreements wherein the Company has a right of first refusal with respect to transfers of such shares; (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that, such plan does not provide for the transfer of Common Stock during the restricted period referred to above and, other than disclosure in the final prospectus relating to the Public Offering (the “Prospectus”), no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of any of the General Atlantic Stockholders or the Company and provided further that in the case of any transfer or distribution pursuant to clause (a), (b) (c), (d), (e), (f), (g) or (h) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to above (other than a filing on a Form 5 made after the expiration of the restricted

Exhibit A

period referred to above, or a filing on Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the restricted period referred to above); or (i) transfers in connection with a liquidation, merger, stock exchange or similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, each of the General Atlantic Stockholders agrees that, without the prior written consent of the Company, it will not, during the period commencing on the date of the Closing and ending on the date that is 18 months after the Closing, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each of the General Atlantic Stockholders also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of its shares of Common Stock except in compliance with the foregoing restrictions.

Exhibit A